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                                                                    EXHIBIT 23.2

                CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525,
333-07255, 333-30324, 333-46129, 333-30478, 333-52666, 333-52668, 333-67734,
333-67736, and 333-67740), Form S-3 (File Nos. 333-41014, 333-61508, 333-76546
and 333-96863) and Form S-4 (File Nos. 333-99289, 333-102445 and 333-102446) of
Chesapeake Energy Corporation of information from our reserve report dated February 21, 2003 entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Major-Value Properties in the United States, Effective December 31, 2002, for Disclosure to the Securities and Exchange Commission, Williamson Project 2.8923" and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on February 26, 2003.

Williamson Petroleum Consultants, Inc.
Midland, TX
February 26, 2003